Exhibit 11.1

                             DEPARTMENT 56, INC.
                     COMPUTATION OF NET INCOME PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         Quarter       Quarter
                                                          Ended         Ended
                                                        October 3,    October 4,
                                                           1998          1997
                                                           ----          ----
BASIC:
Net Income                                                $14,991      $13,075
                                                          -------      -------
                                                          -------      -------
Weighted average number of common shares outstanding       18,295       20,714

Net Income per Common Share                               $  0.82      $  0.63
                                                          -------      -------
                                                          -------      -------
ASSUMING DILUTION:
Net Income                                                $14,991      $13,075
                                                          -------      -------
                                                          -------      -------
Weighted average number of common shares outstanding       18,295       20,714

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the average
market price during the period                                262          190
                                                          -------      -------
Weighted average number of common and
 common equivalent shares                                  18,557       20,904
                                                          -------      -------
Net Income per Common Share Assuming Dilution             $  0.81      $  0.63
                                                          -------      -------
                                                          -------      -------

                              DEPARTMENT 56, INC.
                      COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        39 Weeks     40 Weeks
                                                          Ended        Ended
                                                       October 3,    October 4,
                                                           1998         1997
                                                           ----         ----
BASIC:
Net Income                                                $39,601      $34,197
                                                          -------      -------
                                                          -------      -------
Weighted average number of common shares outstanding       18,890       20,989

Net Income per Common Share                               $  2.10      $  1.63
                                                          -------      -------
                                                          -------      -------
ASSUMING DILUTION:
Net Income                                                $39,601      $34,197
                                                          -------      -------
                                                          -------      -------
Weighted average number of common shares outstanding       18,890       20,989

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the average
market price during the period                                294          128
                                                          -------      -------
Weighted average number of common and
 common equivalent shares                                  19,184       21,117
                                                          -------      -------
                                                          -------      -------
Net Income per Common Share Assuming Dilution             $  2.06      $  1.62
                                                          -------      -------
                                                          -------      -------